As filed with the Securities and Exchange Commission
                                                               on June 14, 1995

                                                    Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      -----------------------------------

                                    FORM S-8
                             Registration Statement
                                     Under
                                    1933 Act
                      ------------------------------------

                              CYCARE SYSTEMS, INC.
               (Exact name of Registrant as specified in charter)

           Delaware                                          91-0842322
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                     7001 North Scottsdale Road, Suite 1000
                         Scottsdale, Arizona 85253-3644
               (Address of Principal Executive Office) (Zip Code)
                      ------------------------------------

               CYCARE SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)
                      ------------------------------------

Mark R. Schonau                                     Copy To:
Chief Financial Officer, Treasurer                  Matthew P. Feeney
and Secretary                                       SNELL & WILMER L.L.P.
CYCARE SYSTEMS, INC.                                One Arizona Center
7001 North Scottsdale Road, Suite 1000              Phoenix, Arizona 85004-0001
Scottsdale, Arizona  85253-3644
(Name and address of agent for service)

                                 (602) 596-4300
(Telephone number, including area code, of agent for service)

    ------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
    ------------------------------------------------------------------------

                                   Proposed       Proposed
  Title of                         Maximum        Maximum
Securities           Amount       Offering       Aggregate           Amount of
   to be              to be       Price Per      Offering          Registration
Registered        Registered+      Share*         Price*                Fee
- ----------        -----------     ---------      ----------        ------------

Common Stock,       300,000        $24.88       $7,464,000          $2,573.79
$0.01 par value     shares


+ Prior to this Form S-8 Registration Statement, 1,020,000 shares of Common Stock were registered under Form S-8 Registration Statement Nos. 2-74684, 2-94680, 33-18845 and 33-44488 for issuance under the Employee Stock Purchase Plan.

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee using the average of the high and low price of the Registrant's Common Stock reported on The New York Stock Exchange on June 13, 1995.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The following documents have been filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and are incorporated herein by reference:

                  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                  2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

                  3. The description of the Company's Common Stock included in Registration Statement on Form 8-A dated May 26, 1989.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Officers and Directors

                  Reference is made to Section 145 of the Delaware General Corporation Law (the "Delaware GCL"), as amended from time to time ("Section 145"), which provides for indemnification of directors and officers of a corporation in certain circumstances. Under Article 5.2 of the registrant's Amended By-laws, the registrant shall, to the full extent permitted by Section 145, indemnify all persons whom it may indemnify pursuant thereto. Additionally,
Article 5.2 provides that such indemnification is not exclusive of any other rights under, for example, an indemnity contract or vote of shareholders or disinterested directors, and that such indemnification rights continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Article Eighth of the Restated Certificate of Incorporation of the registrant provides for indemnification of directors and officers of the registrant. The provisions of Article Eighth, among other matters, require the registrant to indemnify certain persons to the fullest extent authorized by the Delaware GCL, as the same may now exist or may hereafter be amended (but, in the case of any such amendment only to the extent that such amendment permits the registrant to provide broader indemnification rights than such law permitted the registrant to provide prior to such amendment). Article Eighth provides that the right to indemnification is a contract right and makes advances of expenses incurred in defending a proceeding mandatory, provided that if required by the Delaware GCL, the person seeking such advances furnishes an undertaking to the registrant to repay all amounts so entitled to be indemnified. Article Eighth also expressly provides that any person claiming indemnification may sue the registrant for payment of amounts due, that the registrant in such case will have the burden of proving that the claimant has not met the standards of conduct which make it permissible to indemnify the person for the amount claimed under the Delaware GCL (except in the case of a claim for advancement of expenses, where the required undertaking, if any, has been tendered, in which case it shall not be a defense that the person has not met the applicable standards of conduct), and that neither the failure by the registrant to have made a determination that indemnification is proper, nor an actual determination by the registrant that the claimant has not met the applicable standard of conduct, is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

                  The registrant currently maintains directors' and officers' liability insurance to supplement the protection provided in the registrant's Amended By-laws and to fund certain payments that the registrant may be required to make under any such provisions. Such insurance is renewable annually and is subject to standard terms and conditions, including exclusions from coverage.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  Exhibit No.               Description
                  -----------               -----------

                     5              Opinion of Snell & Wilmer L.L.P.

                     23.1           Consent of Ernst & Young LLP

                     23.2           Consent of Snell & Wilmer L.L.P.
                                    (included in the opinion filed as Exhibit 5)

                     24 Power of Attorney (included in signature pages)


                  In addition to those exhibits shown above, the Company hereby incorporates by reference the following exhibits:

Exhibit                                          Originally Filed
  No.          Description                       as Exhibit:
- -------        -----------                       ----------------

 4.1           Restated Certificate of           3-A to the Company's Annual
               Incorporation of the              Report on Form 10-K for the
               Company                           fiscal year ended December 31,
                                                 1988

 4.2           Amended By-laws of the            3-B to the Company's Annual
               Company                           Report on Form 10-K for the
                                                 fiscal year ended December 31,
                                                 1988

 4.3           The Shareholders                  1 to the Company's Report
               Rights Agreement                  on Form 8-K dated May 9, 1989
               dated May 15, 1989

99             CyCare Systems, Inc.              Exhibit B to the Company's
               Employee Stock Purchase           Proxy Statement for the Annual
               Plan                              Meeting of Stockholders of the
                                                 Company held May 16, 1995

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                   of the  Securities Act of 1933 (the "1933 Act");

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

                  The Registrant.  Pursuant to the requirements of the 1933 Act,
                  --------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 16, 1995.

                                        CYCARE SYSTEMS, INC.


                                        By:  Mark R. Schonau
                                            -------------------------------
                                             Mark R. Schonau
                                             Chief Financial Officer, Secretary
                                             and Treasurer

                  Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Mark R. Schonau, as attorney-in-fact, to sign his name on his behalf, individually and in each capacity designated below, and to file any additional amendments, including post-effective amendments to this registration statement.

         Signature                Title                            Date
         ---------                -----                            ----


By:  Jim H. Houtz                 Director, Chairman               May 16, 1995
   -----------------------        of the Board, President
     Jim H. Houtz                 and Chief Executive Officer
                                  (Principal Executive
                                  Officer)



By:  Mark R. Schonau              Chief Financial                  May 16, 1995
   -----------------------        Officer, Secretary
    Mark R. Schonau               and Treasurer
                                  (Principal Financial
                                  and Accounting
                                  Officer)



By: Richard J. Burgmeier          Director                         May 16, 1995
   ------------------------
   Richard J. Burgmeier



By: Frank H. Bertsch              Director                         May 16, 1995
   ------------------------
   Frank H. Bertsch



By: A. Theodore Engkvist          Director                         May 16, 1995
   ------------------------
   A. Theodore Engkvist



By: James L. Schamadan, M.D.      Director                         May 16, 1995
   ------------------------
   James L. Schamadan, M.D.




                               INDEX TO EXHIBITS



         Exhibit No.                           Description
         -----------                           -----------

         5                          Opinion of Snell & Wilmer L.L.P.

         23.1                       Consent of Ernst & Young LLP

         23.2                       Consent of Snell & Wilmer L.L.P.
                                    (included in the opinion filed as
                                    Exhibit 5)

         24 Power of Attorney (included in signature page)